Exhibit 4.1

Form of Warrant

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

WARRANT NO.	NUMBER OF SHARES:
DATE OF ISSUANCE: , 20__	(subject to adjustment)

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

CORCEPT THERAPEUTICS INCORPORATED

This Warrant is issued to                             , or its registered assigns (including any successors or assigns, the “Purchaser”), pursuant to that certain Warrant Purchase Agreement, dated as of April 21, 2010, between Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), the Purchaser and certain other purchasers thereunder (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.

1.     EXERCISE OF WARRANT.

(a)   Method of Exercise.  Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, the Purchaser is entitled to purchase from the Company, at any time after the date hereof and on or before 5:00 p.m. New York City time on April 21, 2013 (the “Expiration Date”), up to                  shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock (as defined below) of the Company (the “Warrant Stock”), at a purchase price of $2.96 per share (the “Warrant Price”), subject to adjustment as set forth herein.

2.     CERTAIN ADJUSTMENTS.

(a)   Mergers or Consolidations.  If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, exchanges, liquidations, recapitalizations, changes, consolidations, mergers, sales, transfers or other dispositions, if any.

(b)   Splits and Subdivisions; Dividends.  In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c)   Combination of Shares.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d)   Adjustments for Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the

Company or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

3.     NO FRACTIONAL SHARES.  No fractional shares of Warrant Stock will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

4.     NO STOCKHOLDER RIGHTS.  Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

5.     RESERVATION OF STOCK.  The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

6.     MECHANICS OF EXERCISE.  This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

7.     CERTIFICATE OF ADJUSTMENT.  Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Purchaser a certificate of an officer of the

Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8.     REPRESENTATIONS OF PURCHASER.  As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 5 of the Purchase Agreement.

9.     COMPLIANCE WITH SECURITIES LAWS.

(a)   The Purchaser understands that this Warrant and the Warrant Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)   Prior and as a condition to any exercise of this Warrant or the sale or transfer of the Warrant Stock issuable upon exercise of this Warrant, the Purchaser shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such exercise, sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act unless such Warrant Stock is being sold or transferred pursuant to an effective registration statement.

(c)   The Purchaser acknowledges that the Company may place a restrictive legend on the Warrant Stock issuable upon exercise of this Warrant in order to comply with securities laws unless such shares of Warrant Stock are otherwise freely tradable under Rule 144 of the Securities Act.

10.     NOTICES OF RECORD DATE. In the event of:

(a)   any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b)   any Reorganization or Merger; or

(c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be delivered to the Purchaser (or a permitted transferee in compliance with Section 9 above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten (10) business days prior to the date therein specified.

11.     REPLACEMENT OF WARRANTS.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.     NO IMPAIRMENT.  Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

13.     SATURDAYS, SUNDAYS, HOLIDAYS, ETC.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal U.S. holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal U.S. holiday.

14.     TRANSFERS; EXCHANGES.  (a) Subject to compliance with applicable federal and state securities laws and Section 9 hereof, this Warrant may be transferred by the Purchaser with respect to any or all of the Warrant Stock purchasable hereunder. Upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, for transfer of this Warrant as an entirety by Purchaser, the Company shall issue a new Warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, for transfer of this Warrant with respect to a portion of the Warrant Stock purchasable hereunder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Purchaser, and shall issue to the Purchaser a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b)      This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

15.     MISCELLANEOUS.   (a)   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)      All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Chief Financial Officer; Facsimile: (650) 327-3218; E-Mail: cloewy@corcept.com; with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Alan C. Mendelson; Facsimile: (650) 463-4693; E-Mail: alan.mendelson@lw.com and (b) if to the Purchaser, at such address or addresses as may have been furnished by the Purchaser to the Company in writing.

(c)      The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

16.     WAIVER. The Company will not, by any voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant is issued effective as of the date first set forth above.

CORCEPT THERAPEUTICS INCORPORATED

By:
Name: Caroline Loewy
Title: Chief Financial Officer

Accepted and Agreed:

[PURCHASER]

By:
Name:
Title:

EXHIBIT A

NOTICE OF INTENT TO EXERCISE

(To be signed only upon exercise of Warrant)

To: Corcept Therapeutics Incorporated

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                               (            ) shares of Common Stock of Corcept Therapeutics Incorporated and                  herewith makes payment of                                          Dollars ($                ) thereof.

The undersigned by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 9 thereof.

DATED:

(Signature must conform in all respects to name of the Purchaser as specified on the face of the Warrant)

Name:
Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED,                                  (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Corcept Therapeutics Incorporated (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 9 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 9 thereof.

Signature:

By:
Its:

Address: